CUSIP No. 63900P103

EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Natural Resource Partners L.P., a Delaware limited partnership, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: March 13, 2017

BTO CARBON HOLDINGS LP
By: BTO Holdings Manager L.L.C., its general partner

By:	/s/ Christopher J. James
Name:	Christopher J. James
Title:	Authorized Person

BTO HOLDINGS MANAGER L.L.C.

By:	/s/ Christopher J. James
Name:	Christopher J. James
Title:	Authorized Person

BLACKSTONE TACTICAL OPPORTUNITIES ASSOCIATES L.L.C.

By:	/s/ Christopher J. James
Name:	Christopher J. James
Title:	Authorized Person

BTOA L.L.C.

By:	/s/ Christopher J. James
Name:	Christopher J. James
Title:	Authorized Person

CUSIP No. 63900P103

BLACKSTONE FAMILY TACTICAL OPPORTUNITIES INVESTMENT PARTNERSHIP ESC L.P. By: BTO Side-by-Side GP L.L.C., its general partner

By:	/s/ Christopher J. James
Name:	Christopher J. James
Title:	Chief Legal Officer

BTO SIDE-BY-SIDE GP L.L.C.

By:	/s/ Christopher J. James
Name:	Christopher J. James
Title:	Authorized Person

BLACKSTONE HOLDINGS III L.P. By: Blackstone Holdings III GP L.P., its general partner By: Blackstone Holdings III GP Management L.L.C., its general partner

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Chief Legal Officer

BLACKSTONE HOLDINGS III GP L.P. By: Blackstone Holdings III GP Management L.L.C., its general partner

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Chief Legal Officer

BLACKSTONE HOLDINGS III GP MANAGEMENT L.L.C.

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Chief Legal Officer

THE BLACKSTONE GROUP L.P. By: Blackstone Group Management L.L.C., its general partner

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Chief Legal Officer

BLACKSTONE GROUP MANAGEMENT L.L.C.

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Chief Legal Officer

STEPHEN A. SCHWARZMAN

By:	/s/ Stephen A. Schwarzman
Name:	Stephen A. Schwarzman